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                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549


                                       FORM 8-K
                                    CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934



                                  February 18, 1999
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                   Date of Report (Date of earliest event reported)


                              Florida Gaming Corporation
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                (Exact name of Registrant as specified in its charter)

          Delaware                     0-9099                 59-1670533
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(State or other jurisdiction         (Commission           (IRS employer
      of incorporation                file no.)          identification no.)


                    3500 NW 37th Avenue, Miami, Florida 33142-0000
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             (Address of principal executive offices, including zip code)


                                   (305) 633-6400
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                 (Registrant's telephone number, including area code)


                                    Not Applicable
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            (Former name or former address, if changed since last report)

                                                  Page 1 of 3 Pages

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     Not Applicable

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On February 18, 1999, the Registrant sold to an unaffiliated purchaser
12.99 acres of property located near its Miami, Florida Jai-Alai Fronton for $3,576,000 cash, net of related expenses, which was equal to its net depreciated book value. Approximately 80% of the property was used for parking automobiles when the Fronton first opened. However, all but two acres of the parking space was no longer needed. There were no structures on the remaining acreage.

     The Registrant leased back from the purchaser approximately two (2) acres of the property for over-flow parking for a term of four years at a rental of $5,508 per month.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     Not Applicable

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Not Applicable

ITEM 5. OTHER EVENTS.

     Not Applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     Not Applicable

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     Not Applicable

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

          Not Applicable

     (b) Pro Forma Financial Information.

          Not Applicable

     (c) Exhibits.

          Not Applicable

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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FLORIDA GAMING CORPORATION



                              By:  /s/ W. Bennett Collett
                                  -------------------------
                                  W. Bennett Collett
                                  Chairman of the Board and
                                  Chief Executive Officer


Date: March 2, 1999

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